UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: May 18, 2007
(Date of earliest event reported)
EQUITY LIFESTYLE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

Two North Riverside Plaza, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)
(312) 279-1400
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On May 18, 2007, Equity LifeStyle Properties, Inc. (the “Company”) amended and restated its Articles of Incorporation to increase the authorized number of shares of common stock from 50 million shares to 100 million shares. The amended and restated Articles of Incorporation also made various ministerial changes and included previous amendments to the Company’s Articles of Incorporation. The Company’s Board of Directors approved the amendment and restatement and proposed and recommended the amendment and restatement to the Company’s stockholders on April 2, 2007. The amendment and restatement was approved by the stockholders on May 15, 2007 at the Company’s Annual Meeting of Stockholders. A copy of the Articles of Amendment and Restatement is attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits

Exhibit 3.1	Equity LifeStyle Properties, Inc. Articles of Amendment and Restatement, filed on May 18, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.
By:	/s/ Michael B. Berman
Michael B. Berman
Executive Vice President and Chief Financial Officer
Date: May 22, 2007